U.S. Bancorp 1Q21 Earnings Conference Call April 15, 2021 Exhibit 99.2

Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; civil unrest; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1Q21 Highlights * Taxable-equivalent basis; see slide 29 for calculation ** Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology was 9.5% as of 3/31/21. *** Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased

Performance Ratios Efficiency Ratio* & Net Interest Margin** Return on Average Common Equity Return on Tangible Common Equity* Return on Average Assets * Non-GAAP; see slides 29 and 30 for calculations ** Net interest margin on a taxable-equivalent basis

Digital Engagement Trends Three months ended Three months ended * Represents core Consumer Banking customers active in at least one channel in the previous 90 days Total Digital includes both online and mobile platforms

Average Loans -2.8% linked quarter -1.2% year-over-year On a linked quarter basis, average total loans were lower primarily driven by a decline in total commercial loans, lower residential mortgages, and lower home equity and second mortgages, all as a result of customer paydowns. On a year-over-year basis, average total loans were lower primarily driven by a decline in total commercial loans, lower credit card loans, and lower home equity and second mortgages, partially offset by growth in residential mortgages (6.1 percent) driven by GNMA buybacks. $ in billions

Average Deposits +0.9% linked quarter +17.5% year-over-year Interest-bearing Deposits Average noninterest-bearing (NIB) deposits increased on both a linked quarter and year-over-year basis. On a linked quarter basis, the increase was primarily driven by Corporate and Commercial Banking and Wealth Management and Investment Services, while increases across all business lines drove year-over-year growth. Average time deposits, which are managed based on funding needs, relative pricing and liquidity characteristics, were lower on both a linked quarter and year-over-year basis. The growth in average NIB deposits and total average savings deposits year-over-year was primarily a result of the actions by the federal government to increase liquidity in the financial system, customers maintaining balance sheet liquidity by utilizing existing credit facilities and government stimulus programs. $ in billions

Credit Quality NCO Ratio -27 bps QoQ -22 bps YoY NPAs -7.4% QoQ +27.1% YoY $ in millions

Credit Risk Management – Consistent Underwriting Allowance for Credit Losses by Loan Class, 1Q21 Key Points Prime-based lender for retail portfolios Investment grade equivalent in commercial portfolios with limited leveraged lending Commercial Real Estate lending is relationship-based with consistent underwriting Disciplined Credit Underwriting, 1Q21   Wtd Avg FICO/Bond rating equivalent* Avg LTV* Residential mortgage 773 69% Home equity 796 63% Auto loan 792 96% Auto lease 782 97% Credit card 775 N/A Commercial Baa3/BBB- N/A Commercial real estate Ba1/BB+ 58%   Amount ($B) Loans and Leases Outstanding (%) Commercial $1.9 1.9% Commercial Real Estate $1.5 4.0% Residential Mortgage $0.5 0.7% Credit Card $2.0 9.4% Other Retail $1.0 1.8% Total $7.0 2.4% Debt rating agencies: Moody’s and S&P * FICO and LTV at origination

Credit Risk Management – COVID-19 Impacted Industries

Payment Relief*

Segments	As of 12/31/20 Outstanding Balances ($B)	As of 12/31/20 Segment Loans (%)	As of 3/31/21 Outstanding Balances ($B)	As of 3/31/21 Segment Loans (%)
Commercial	$0.1	0.1%	$0.0	0.0%
Commercial Real Estate	$0.3	0.8%	$0.2	0.6%
Residential Mortgages**	$2.8	4.2%	$1.9	3.0%
Credit Cards	$0.1	0.4%	$0.0	0.2%
Other Retail	$0.6	1.0%	$0.4	0.6%
Total	$3.8	1.4%	$2.5	0.9%

Commercial/Commercial Real Estate Exposures by Impacted Industries***

	As of 12/31/20 Loans (%)	As of 12/31/20 Commitments (%)	As of 3/31/21 Loans (%)	As of 3/31/21 Commitments (%)
Retail	3.8%	5.2%	3.6%	5.0%
Malls (Secured & REITs)	*0.4%*	*0.3%*	*0.3%*	*0.3%*
Energy	0.9%	2.2%	0.9%	2.2%
Media & Entertainment	2.0%	2.2%	1.9%	2.2%
Lodging	1.3%	1.0%	1.2%	0.9%
Airline	0.3%	0.5%	0.3%	0.5%

Key Points

- Commitments for impacted industries were generally stable to slightly lower from the prior quarter
- Volume of new payment relief has reached a steady state since peaking in April 2020
- Initial payment performance as borrowers exit payment relief is in line with expectations

* Payment relief generally includes payment deferrals, forbearances, extensions and re-ages, and excludes loans made under the Small Business Administration's ("SBA's") Paycheck Protection Program, as amounts due under that program are expected to be fully forgiven by the SBA.

** Residential mortgages are on balance sheet only and exclude GNMA Buybacks, which are government guaranteed. As of December 31, 2020, and March 31, 2021, 55.7% and 42.1%, respectively, of the GNMA Buybacks were in payment relief.

*** Excludes operating leases and discretionary unfunded commitments

U.S. BANCORP | 10

Earnings Summary

Net Interest Income Linked Quarter Net interest income decreased, primarily driven by a decline in average loan balances, the yield impact of prepayments on mortgage loans and securities and two fewer days in the quarter, partially offset by the benefit of deposit and funding mix as well as higher loan fees. The net interest margin decreased, reflecting the dilutive impact of investment portfolio reinvestment rates, premium amortization and mortgage prepayments, partially offset by lower cash balances. Year-over-Year Net interest income decreased, principally driven by the impact of lower rates from a year ago, and higher premium amortization related to securities prepayments, partially offset by the benefit of deposit and funding mix as well as higher loan fees. The net interest margin decreased, primarily due to the impact of a lower yield curve, higher premium amortization within the investment portfolio, and decisions to maintain higher cash balances for liquidity, partially offset by deposit repricing and funding mix and higher loan fees. -3.5% linked quarter -4.9% year-over-year $ in millions Net interest income on a taxable-equivalent basis; see slide 29 for calculation

Noninterest Income -6.6% linked quarter -5.7% year-over-year Linked Quarter Mortgage banking revenue decreased, due to lower production volume and related gain on sale margins, as well as the unfavorable net impact of the change in fair value of mortgage servicing rights, net of hedging activities. Payment services revenue declined, driven by lower credit and debit card revenue due to seasonally lower sales volume and lower prepaid fees related to the timing of government stimulus. Other noninterest income decreased, primarily due to lower tax-advantaged investment syndication revenue, partially offset by a gain on sale of a business. Year-over-Year Payment services revenues are essentially flat compared with the first quarter of 2020, driven by higher credit and debit card revenue due to higher net interchange revenue and higher prepaid fees as a result of government stimulus programs, offset by lower corporate payment products and merchant processing services revenue. Deposit service charges decreased, primarily due to lower consumer spending activities and higher consumer deposit levels. Other noninterest income decreased, primarily due to lower gains on sale of certain businesses and tax-advantaged investment syndication revenue, partially offset by higher retail leasing end-of-term residual gains. $ in millions Payments = credit and debit card, corporate payment products and merchant processing Service charges = deposit service charges and treasury management All other = commercial products, investment products fees, securities gains (losses) and other

Payment Services Payment Fees as a % of Net Revenue 2019 1Q21 Merchant Acquiring Retail Payment Solutions Corporate Payment Solutions All Other Revenue Total payments revenue, which includes net interest income and fee revenue, accounted for 27% of FY19 net revenue and 26% of 1Q21 net revenue Merchant Acquiring Travel & Hospitality* 22% 16% Airline 15% 5% All Other 63% 79% CPS Travel & Entertainment 18% 5% All Other 82% 95% RPS** Travel*** (Credit & Debit) 7% 3% All Other 93% 97% % of Merchant Acquiring Volume 2019 1Q21 % of CPS Volume 2019 1Q21 % of RPS Volume 2019 1Q21 * Travel & Hospitality includes hotels, restaurants, entertainment & travel ** RPS includes credit, debit, and prepaid *** Travel includes airlines, auto rental, hotel/motel, other transportation, travel agencies Segment Volume as a % of Total Category Volume Payments fee revenues are essentially flat compared with the first quarter of 2020 Payments sales volumes have rebounded since bottoming in April 2020 Travel & hospitality, airline, and travel & entertainment may take longer to recover, but the revenue impact is mitigated by our broad product set

Payment Services Volume Growth * Travel & Hospitality includes hotels, restaurants, entertainment & travel ** RPS includes credit, debit, and prepaid *** Travel includes airlines, auto rental, hotel/motel, other transportation, travel agencies **** Monthly data ranging from January 2020 – March 2021 Merchant Sales Volume Growth**** 0% CPS Sales Volume Growth**** 0% RPS** Sales Volume Growth**** 0% Travel & Hospitality* All Other Total Airline Travel & Entertainment Total All Other Travel*** (Credit & Debit) All Other Total Volume Growth vs. 2019 Comparable Period Merchant Sales Volume Growth**** 0% CPS Sales Volume Growth**** 0% RPS** Sales Volume Growth**** 0% Travel & Hospitality* All Other Total Airline Travel & Entertainment Total All Other Travel*** (Credit & Debit) All Other Total Volume Growth YoY

Noninterest Expense +0.4% linked quarter +1.9% year-over-year Linked Quarter Compensation increased, primarily due to higher performance-based incentives and the first quarter impact of stock-based compensation. Employee benefits expense increased, driven by seasonally higher payroll taxes and medical claims expense. Other noninterest expense decreased, primarily due to higher COVID-19 related accruals in the fourth quarter of 2020, including liabilities related to future delivery exposures associated with merchant and airline processing as well as lower costs related to tax-advantaged projects in the first quarter of 2021. Year-over-Year Compensation expense increased, due to merit and variable compensation related to business production in mortgage banking and stock-based compensation. Technology and communications expense increased, primarily due to the impact of increased call center volume related to prepaid cards and capital expenditures supporting business growth. Other noninterest expense decreased, primarily due to higher COVID-19 related accruals in the first quarter of 2020 including recognizing liabilities related to future delivery exposures related to merchant and airline processing. $ in millions PPS = postage, printing and supplies

Capital Position * Ratios calculated in accordance with transitional regulatory requirements related to the current expected credit losses methodology ** Non-GAAP; see slide 31 for calculations

Appendix

Average Loans vs. 1Q20 Average total loans decreased by $3.7 billion, or 1.2% Average residential mortgage loans increased by $4.3 billion, or 6.1% Average commercial loans decreased by $3.9 billion, or 3.7% Average credit card loans decreased by $2.7 billion, or 11.3% vs. 4Q20 Average total loans decreased by $8.3 billion, or 2.8% Average commercial loans decreased by $4.3 billion, or 4.1% Average residential mortgage loans decreased by $1.6 billion, or 2.1% Key Points Year-over-Year Growth 4.0% 10.0% 6.4% 2.5% (1.2%) Commercial CRE Res Mtg Retail Credit Card Average Loans ($bn)

Year-over-Year Growth 8.2% 16.8% 15.9% 18.5% 17.5% Time Money Market Checking and Savings Noninterest-bearing Average Deposits Key Points Average Deposits ($bn) vs. 1Q20 Average total deposits increased by $63.6 billion, or 17.5% Average low-cost deposits (NIB, interest checking, savings and money market) increased by $77.9 billion, or 24.2% vs. 4Q20 Average total deposits increased by $4.0 billion, or 0.9% Average low-cost deposits (NIB, interest checking, savings and money market) increased by $9.8 billion, or 2.5%

Credit Quality – Commercial Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q20 4Q20 1Q21 Average Loans$105,987 $106,421 $102,091 30-89 Delinquencies0.28% 0.31% 0.19% 90+ Delinquencies0.06% 0.05% 0.06% Nonperforming Loans0.24% 0.36% 0.33% Linked Quarter Growth 2.0% 20.8% (9.8%) (7.9%) (4.1%) Linked quarter loan decline of 4.1% was driven by lower revolving line utilization – utilization rates have continued to decline as corporate customers continue to pay down loans Net charge-offs declined due to lower gross charge-offs and higher recoveries linked quarter

A&D Const $203 Multi-family $4,040 Retail $221 Residential Construction $2,032 Office $1,049 Other $2,746 Residential Land $527 $mm1Q20 4Q20 1Q21 Average Loans$40,078 $40,098 $38,786 30-89 Delinquencies0.20% 0.47%0.31% 90+ Delinquencies0.00%0.01%0.01% Nonperforming Loans0.25% 1.14% 0.93% Credit Quality – Commercial Real Estate Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points Linked Quarter Growth 0.9% 2.5% (0.4%) (2.0%) (3.3%) Average loans decreased by 3.3% on a linked quarter basis Net charge-offs declined due to lower gross charge-offs and higher recoveries linked quarter

Credit Quality – Residential Mortgage Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q204Q201Q21 Average Loans$70,892 $76,809 $75,201 30-89 Delinquencies0.23%0.32%0.28% 90+ Delinquencies0.15% 0.18% 0.19% Nonperforming Loans0.34%0.32%0.34% Linked Quarter Growth 1.4% 0.3% 6.6% 1.3% (2.1%) Originations continued to be high credit quality (weighted average FICO of 773, weighted average LTV of 69%) Customers in payment relief have continued to decline since peak in 2Q20 at 7.6% * Represents residential mortgage loan balances in forbearance; excludes GNMA loans, whose repayments are insured by the FHA or guaranteed by the Department of VA ($4.8 billion or 42.1% of loans in 1Q21)

Credit Quality – Credit Card Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q204Q201Q21 Average Loans$23,836 $21,937$21,144 30-89 Delinquencies1.29% 1.04%0.90% 90+ Delinquencies1.29%0.88%0.95% Nonperforming Loans0.00%0.00%0.00% Linked Quarter Growth (1.1%) (9.8%) 2.5% (0.5%) (3.6%) Year over year decrease in average loans was driven by lower consumer spending and reduced marketing during the pandemic. Linked quarter decrease reflects seasonality and government stimulus payments used to pay down debt Credit quality of new originations remains strong Net charge-off rates decreased linked quarter driven by strong recoveries of previously charged off loans

Credit Quality – Home Equity Average Loans ($mm) and Net Charge-offs Ratio Key Points Linked Quarter Growth (2.5%) (3.0%) (5.8%) (5.4%) (5.9%) Key Statistics Key Statistics $mm1Q204Q201Q21 Average Loans$14,838 $12,816 $12,062 30-89 Delinquencies0.53%0.54%0.37% 90+ Delinquencies0.30%0.36%0.36% Nonperforming Loans0.75%0.86%1.09% Loans: 9% Wtd Avg LTV*: 75% Wtd Avg FICO*: 752 Lines: 91% Wtd Avg LTV*: 69% Wtd Avg FICO*: 758 *LTV and FICO at origination High-quality originations (weighted average FICO on commitments of 796, weighted average CLTV of 63%) driven primarily through the retail branch network to existing bank customers on their primary residences Net charge-offs continue to remain at low levels Nonperforming loans continue to increase due to foreclosure moratoria

Credit Quality – Retail Leasing Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q204Q201Q21 Average Loans$8,474 $8,299 $7,975 30-89 Delinquencies0.52%0.43%0.34% 90+ Delinquencies0.04%0.05%0.01% Nonperforming Loans0.18%0.16%0.18% Linked Quarter Growth (0.1%) (0.7%) 0.3% (1.6%) (3.9%) Continued high-quality originations during 1Q21 (weighted average FICO of 782) Delinquencies remained at low levels and were favorably impacted by government stimulus payments in 1Q21 Charge-offs were lower driven by the favorable impact of higher vehicle values on both residual and credit losses * Manheim Used Vehicle Value Index source: www.manheimconsulting.com, January 1995 = 100, quarter value = average monthly ending values

Credit Quality – Other Retail Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q204Q201Q21 Average Loans$33,552 $35,928 $36,730 30-89 Delinquencies0.79%0.60%0.40% 90+ Delinquencies0.14%0.10%0.07% Nonperforming Loans0.10%0.09%0.08% Linked Quarter Growth 0.1% 0.0% 3.6% 3.3% 2.2% Average loans increased linked quarter due to strong volume in auto loans and recreational vehicle and boat loans Delinquency and charge-offs remained at low levels driven by government stimulus payments to customers during the first quarter and generally lower consumer debt levels coming out of the pandemic

Credit Quality – Auto Loans Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm1Q204Q201Q21 Average Loans$19,276 $19,390 $19,881 30-89 Delinquencies1.08%0.83%0.55% 90+ Delinquencies0.12%0.11%0.06% Nonperforming Loans0.15%0.13%0.11% Direct: 4% Wtd Avg FICO: 761 NCO: 0.32% Indirect: 96% Wtd Avg FICO: 784 NCO: 0.24% Linked Quarter Growth (0.8%) (2.7%) 0.3% 3.0% 2.5% High quality originations reflect focus on prime credits (weighted average FICO of 792) Delinquency and charge-offs remained at low levels and were favorably impacted in 1Q21 by government stimulus payments Auto loans are included in Other Retail category

Non-GAAP Financial Measures (4) – see slide 32 for corresponding notes

Non-GAAP Financial Measures (1) – see slide 32 for corresponding notes

Non-GAAP Financial Measures * Preliminary data. Subject to change prior to filings with applicable regulatory agencies. (1), (2), (3) – see slide 32 for corresponding notes

Notes Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes.

U.S. Bancorp 1Q21 Earnings Conference Call April 15, 2021